Exhibit 16

Schedule of Performance Quotations

     The yield and effective yield for the seven-day period ended
September 30, 1997 for the Treasurers' Government Money Market Fund were calculated as follows.

Yield

5.14 = (.00098537650/1) * (365/7)


Effective Yield

5.27 = [(.00098537650 + 1)(365/7)] - 1

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